Exhibit 10.1

Amendment No. 3 to the Proppant Supply Agreement

This Amendment No. 3 to the Proppant Supply Agreement (this “Amendment”) is entered into as of March 24, 2014 (the “Effective Date”), by and between Halliburton Energy Services, Inc. (“Buyer”) and CARBO Ceramics Inc. (“Seller”). Defined terms used herein, but not otherwise defined, shall have such meanings as are set forth in the Agreement (as defined below).

WITNESSETH:

WHEREAS, Buyer and Seller entered into that certain Proppant Supply Agreement dated August 28, 2008 (as most recently amended on August 26, 2011, the “Agreement”);

WHEREAS, Buyer and Seller wish to amend the Agreement to reflect certain changes as set forth herein in accordance with Section 11.3 of the Agreement.

NOW, THEREFORE, in consideration of the premises, the terms and conditions stated herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. New Section 8.4 of the Agreement. The following is added and incorporated by this reference to the Agreement as a new Section 8.4:

8.4	Disclosure of Chemical Samples. For any samples provided under this Agreement, recipient agrees:

a)	Not to analyze, have analyzed or otherwise attempt to ascertain the composition of said sample without prior written permission from the disclosing party; and

b)	Not to transmit said sample to any third party without prior written permission from the disclosing party; and

c)	To return or destroy any portion of said sample not used by recipient unless otherwise notified by the disclosing party; and

d)	Not to use said sample for any other purpose other than as authorized under this Agreement.

2. Miscellaneous. Except as otherwise expressly modified or amended herein, all terms and conditions contained in the Agreement shall remain in full force and effect and shall not be altered or changed by this Amendment. The Agreement, as amended by this Amendment, shall constitute the entire agreement of the parties. All references to Sections in this Amendment correspond to Sections contained in the Agreement unless otherwise expressly stated.

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be duly executed by their authorized representatives as of the Effective Date.

Halliburton Energy Services, Inc. Signature:	CARBO Ceramics Inc. Signature:

/s/ Kevin Dersch	/s/ Don P. Conkle
By: Kevin Dersch	By: Don P. Conkle
Title: Sr. Category Manager	Title: Vice President, Sales and Marketing
Date: March 26, 2014	Date: March 26, 2014